UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2012

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

In connection with the proposed merger (the “Merger”) of the Consumer and Office Products business  (the “C&OP Business”) of MeadWestvaco Corporation (“MWV”) with ACCO Brands Corporation (the “Company”), as of March 26, 2012 the Company entered into its previously disclosed new $1,020 million senior secured credit facility (the “Senior Secured Credit Facility”), which consists of a $250 million five-year senior secured revolving credit facility (the “Revolving Facility”) and $770 million in senior secured term loan facilities (the “Term Loan Facilities”).

As previously disclosed, borrowings under the Senior Secured Credit Facility will occur contemporaneously with, and are subject to, the closing of the Merger (except that Monaco Spinco Inc. (the MWV subsidiary that will own the C&OP Business, or “Spinco”) is expected to incur indebtedness immediately prior to being spun off to MWV shareholders, which will occur immediately prior to the Merger).  In addition to the closing of the Merger, borrowings under the Senior Secured Credit Facility remain subject to a number of customary and other conditions.

Amounts to be drawn under the Term Loan Facilities initially will bear interest as follows:

•	the senior secured term loan A facility in an aggregate principal amount of approximately $95 million to the Company will bear interest at LIBOR plus 3%;

•	the senior secured term loan A facility in an aggregate principal amount of approximately $190 million to Spinco will bear interest at LIBOR plus 3%;

•	the senior secured term loan A facility in an aggregate principal amount of approximately $35 million to ACCO Brands Canada will bear interest at Canadian LIBOR plus 3%; and

•	the senior secured term loan B facility in an aggregate principal amount of approximately $450 million to the Company will bear interest at LIBOR plus 3.25%, with a 1% LIBOR floor.

Any amounts drawn under the Revolving Facility will bear interest at LIBOR plus 3%.  No amounts are expected to be drawn under the Revolving Facility at closing.

Information about the Senior Secured Credit Facility as well as anticipated use of proceeds from borrowings under the Senior Secured Credit Facility were previously disclosed in the Company’s Form 8-K filed with the SEC on March 12, 2012, and also can be found in the Company’s Registration Statement on Form S-4 filed in connection with the Merger, including the disclosures under the caption “Debt Financing.”  The Company anticipates providing additional disclosure concerning the material terms and conditions of the Senior Secured Credit Facility under a separate Form 8-K.

Forward-Looking Statements

This Current Report contains certain statements that may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the Company assumes no obligation to update them.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the Company’s securities.  Among the factors that could cause actual results concerning the

Merger to differ materially from those indicated by such forward-looking statements, include, among other things, risks and uncertainties relating to the ability to obtain the requisite Company stockholder approvals; the risk that the Company or MWV may be unable to obtain governmental and regulatory approvals required for the Merger; the risk that a condition to closing of the Merger may not be satisfied; the length of time necessary to consummate the Merger; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; and the impact of additional indebtedness.  These risks, as well as other risks associated with the Merger and the Senior Secured Credit Facility, are more fully discussed in the registration statement on Form S-4 that the Company filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 (the “Registration Statement”).

Additional Information

In connection with the proposed Merger, the Registration Statement has been declared effective by the SEC. The Registration Statement includes a proxy statement/prospectus of the Company that is being sent to the stockholders of the Company. Stockholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they contain important information about the Company and the Merger.  The proxy statement/prospectus and other documents can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents can also be obtained free of charge from the Company upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of the Company. However, the Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company may be found in its 2011 Annual Report on Form 10-K, as amended, its definitive proxy statement relating to its 2011 Annual Meeting of Stockholders and, when available, its definitive proxy statement related to its 2012 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: March 27, 2012	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel